                                                                    EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT

       This EMPLOYMENT AGREEMENT ("Agreement"), dated as of November 29, 2001, is made by and between AVANIR PHARMACEUTICALS, a California corporation having its principal offices at 11388 Sorrento Valley Road, San Diego, California, 92121 (the "Company"), and Gerald J. Yakatan, Ph.D. ("Employee").

I.     AGREEMENT

       1.     Effective Date.

              Employee's employment under this Agreement shall commence on November 29, 2001 ("Commencement Date").

       2.     At-will Employment.

              Employee's employment relationship with the Company ("Employment") is at-will, terminable at any time and for any reason by either the Company or Employee. While certain sections of this Agreement describe events that could occur at a particular time in the future, nothing in this Agreement shall be construed as a guarantee of employment of any length.

       3.     Employment Duties.

              a. Title/Responsibilities. Employee shall be the Chief Executive Officer and President of the Company. Employee shall perform all of the duties and responsibilities of such offices set forth in the Bylaws of the Company and those commonly associated with such offices and such further duties and responsibilities as may from time to time be assigned to him by the Board of Directors of the Company (the "Board").

              b. Full-Time Attention. Employee shall devote his full time, attention, energy and skills to the Company during the period he is employed under this Agreement. Notwithstanding anything in this Agreement to the contrary, Employee may, with the consent of the Board, serve as a director of one or more other corporations.

              c. Policy Compliance. Employee shall comply with all of the Company's policies, practices and procedures. Employee shall concurrently herewith execute and deliver to the Company the Employee Confidentiality and Inventions Agreement ("Confidentiality Agreement") in the form attached hereto as Exhibit 1.

       4.     Compensation.

              a. Base Salary. The Company shall pay Employee a base salary of $33,340.00 per month, or such higher amount as the Board may determine from time to time, less applicable Federal and state withholding taxes, in accordance with the Company's regular payroll practices.

              b. Bonus Compensation. In addition to the Base Salary, Employee may, at the sole discretion of the Board, be eligible for an incentive bonus. Employee must be employed by the Company when bonuses are distributed in order to be eligible to receive any portion of such bonus.

              c. Employee Benefits. Employee shall be entitled to participate in all employee benefit plans, programs and arrangements maintained by the Company and made available to employees generally, including, without limitation, stock option, stock purchase and stock incentive plans, bonus, retirement, profit sharing and savings plans and medical, disability, dental, life and accidental death and dismemberment insurance plans. The Employee's participation in such plans, programs and arrangements shall be on the same basis and terms as are applicable to other employees of the Company generally.

              d. Reimbursement of Expenses. During his Employment with the Company, Employee shall be entitled to reimbursement for all reasonable and necessary business expenses incurred on behalf of the Company, including without limitation, travel and entertainment expenses, business supplies and cellular phone expenses, in accordance with the Company's policies and procedures.

       5.     Non-disclosure Covenant.

              a. Employee acknowledges that during his Employment and as a part of that Employment, Employee shall be afforded access to trade secrets concerning the Company's business, including but not limited to (1) product specifications, processes, inventions and ideas, past, current and planned research and development, customer lists and information, current and anticipated customer requirements, price lists and vendor information, market studies, business plans, computer software and programs (including object code and source code), database technologies, and any other information, however documented, of the

Company that is a trade secret within the meaning of the Uniform Trade Secrets Act (California Civil Code Section 3426 and 3426.11); and (2) information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented. The foregoing is referred to as "Confidential Information."

              b. Employee acknowledges that public disclosure of Confidential Information could have an adverse effect on the Company and it business;

              c. In consideration of the compensation and benefits to be paid or provided to Employee by the Company under this Agreement, Employee covenants as follows:

                     i. During and following his Employment, Employee shall hold in confidence the Confidential Information and shall not disclose it to any person or entity except with the specific prior written consent of the Company or except as otherwise expressly permitted by the terms of this Agreement.

                     ii. Any trade secrets of the Company shall be entitled to all of the protections and benefits under the Uniform Trade Secrets Act (California Civil Code Sections 3426 and 3426.11) and any other applicable law. Information that the Company deems to be a trade secret but is found by an arbitrator not to be a trade secret for purposes of this Agreement may still constitute Confidential Information for purposes of this Agreement if the facts and circumstances justify. Employee hereby waives any requirement that the Company submit proof of the economic value of any trade secret or post a bond or other security.

                     iii. None of the foregoing obligations and restrictions applies to any part of the Confidential Information that Employee demonstrates was or became generally available to the public other than as a result of a disclosure by Employee or a breach of a confidentiality or other agreement with a person in possession of such Confidential Information.

                     iv. Employee shall not remove from the Company's premises (except to the extent such removal is for purposes of the performance of Employee's duties at home, while traveling or as otherwise specifically authorized by the Company) any document, record, notebook, plan, model, component, device or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). Employee recognizes that, between the Company and Employee, all of the Proprietary Items, whether or not developed by Employee, are the exclusive property of the Company. Upon termination of Employee's Employment by either party, or upon the request of the Company during Employment, Employee shall return to the Company all of the Proprietary Items in Employee's possession or subject to Employee's control, and Employee shall not retain any copies, abstracts, sketches or other physical embodiment of any of the Proprietary Items.

       6. Non-Competition. During his Employment, Employee shall not, directly or indirectly, either as an employee, employer, consultant, corporate officer or director, investor, or in any other capacity, engage or participate in any business that is in competition with the business of the Company, unless such participation or interest is fully disclosed to the Company and approved by the Board.

       7. Non-Solicitation/Non-Interference. During his Employment, and for a period of 12 months thereafter, whether for Employee's own account or the account of any other person, Employee shall not solicit, directly or indirectly, any employee to leave his or her employment with the Company. For purposes of this Agreement, the phrase, "shall not solicit, directly or indirectly," includes, without limitation, that Employee shall not: (a) identify any Company employees to any third party as potential candidates for employment, such as by disclosing the names, backgrounds or qualifications of any Company employees;
(b) personally or through any other person approach, recruit or otherwise solicit employees of Company to work for any other employer; or (c) participate in any pre-employment interview with any person who was employed by the Company while Employee was employed by the Company whether under this Agreement or otherwise.

       8. Agreement with Previous Employers. Employee represents and warrants to the Company that he does not have any agreement with any previous employer that prevents him from performing his duties and responsibilities under this Agreement or that in any way limits his performance hereunder.

       9. Voluntary Resignation or Termination for "Cause."

              a. Payment upon Voluntary Resignation or Termination for Cause. If Employee voluntarily resigns his Employment or if Employee is terminated for Cause, the Company shall pay Employee all accrued and unpaid Base Salary through the date of termination and any vacation which is accrued but unused as of such date. Employee shall not be eligible for Severance Payments, as defined below, or any continuation of benefits (other than those provided for under the Federal Consolidated Omnibus Budget Reconciliation Act ("COBRA")), or any other compensation pursuant to this Agreement or otherwise.

              b. Definition of "Cause." As set forth above, the Employment relationship between the parties is at-will, terminable at any time by either party for any reason or no reason. The termination may nonetheless be for "Cause." For purposes of this Agreement, "Cause" is defined as (i) Employee's material breach of this Agreement or the Confidentiality Agreement; (ii) Employee's substantial and material failure or refusal to perform according to, or to comply with, the policies, procedures or practices established by the Company; (iii) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (iv) the misappropriation (or attempted appropriation) of any of the Company's funds or property of any kind; (v) the conviction of, or the entering of a guilty plea or plea of "no contest" with respect to a felony or the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; or (vi) willful misconduct or incompetence.

       10. Termination Without "Cause."

              a. Payment upon Termination Without Cause. In the event Employee is terminated without Cause, as Cause is defined in Section 9(b) above, Employee shall be eligible for payment of all accrued and unpaid Base Salary and any accrued but unused vacation through the date of termination. In addition, Employee shall be eligible to receive severance payments under this Agreement in an amount equal to 12 months Base Salary (the "Severance Payments"), payable on the same dates as Employee would have received salary payments had Employee continued to be employed by the Company, in exchange for Employee's execution of a release of all claims against the Company and its subsidiaries and affiliates effective as of the date of termination in the form attached hereto as Exhibit 2.

              b. Stock Option Vesting. In the event of a termination without Cause that entitles Employee to the Severance Payments, the vesting period of all options to purchase shares of the Company's Class A Common Stock granted to Employee after the date hereof (the "Stock Options") shall be accelerated and become immediately exercisable, provided, however, that the Stock Options shall be exercisable for the period or periods set forth in, and in accordance with the other terms and conditions of, the stock option plans under which such options were granted.

       11. Employee's Disability or Death. Employee's Employment shall terminate automatically in the event of Employee's death or "Disability." In the event of Employee's death or Disability, the Company shall pay Employee all accrued and unpaid Base Salary through the date of death or Disability and any vacation which is accrued but unused as of the date of death or Disability. For purposes of this Agreement, "Disability" shall mean the Employee's failure to perform his duties hereunder, for a period of not less than 90 consecutive days because of Employee's incapacitation due to physical or mental injury, disability, or illness.

       12. Change of Control Termination.

              a. Payment Upon Change of Control Termination. In the event of a "Change of Control Termination," as defined below, Employee shall be eligible for payment of Base Salary and accrued but unused vacation through the date of termination. In addition, Employee shall be eligible to receive severance under this Agreement in the amount of the Severance Payments for the Severance Paid, each as set forth in Section 10(a) above, in exchange for Employee's execution of a release of all claims against the Company and its subsidiaries and affiliates effective as of the date of termination, in the form attached hereto as Exhibit 2.

              b. Definition of "Change of Control Termination". A "Change of Control Termination" occurs where Employee is (i) terminated without Cause, or
(ii) "Resigns for Good Reason," as defined below, within 12 months following a "Change of Control," as defined below. For purposes of this Section 12(b):

                     i.     Cause is defined in Section 9(b) above.

                     ii. "Resignation for Good Reason" is defined as a resignation based on:

                            (1) a material reduction in Employee's duties and responsibilities as set forth in this Agreement;

                            (2) the assignment to Employee of any duties inconsistent with his status as an executive officer of the Company;

                            (3) a reduction by the Company in Employee's Base Salary by greater than 5%, except to the extent the base salaries of other executive officers of the Company are also reduced; or

                            (4) a relocation of Employee's or the Company's principal executive offices to a location outside of San Diego County, if Employee's principal office is at such offices, without reimbursement of relocation costs.

                     Notwithstanding the foregoing, an event described in
Section 12(b)(ii)(1)-(4) shall not constitute Good Reason unless it is communicated in writing within 60 days of the event giving rise to the claim by Employee to the Company or its successor and unless it is not corrected by the Company or its successor in a manner which is reasonably satisfactory to Employee within 30 days of the Company's receipt of such written notice.

                     iii. A "Change of Control" shall have occurred if, and only if,

                            (1)    any individual, partnership, firm,
                                   corporation, association, trust,
                                   unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

                            (2) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company ("Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction own more than 50% of the combined voting power of the Company or other corporation resulting from such Transaction; or

                            (3) all or substantially all of the assets of the Company are sold, liquidated or distributed.

              c. Stock Option Vesting Upon Change of Control. In the event of a Change of Control, all Stock Options, as defined in Section 10(b) above, shall be accelerated and become immediately exercisable, provided, however, that the Stock Options shall be exercisable for the period or periods set forth in, and in accordance with the other terms and conditions of, the stock option plans under which such options were granted.

       13. Dispute Resolution Procedures. Except as expressly provided in this Agreement, Employee agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration, to the extent permitted by law, to be held in San Diego County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules") and in accordance with the accompanying Mutual Arbitration Agreement attached hereto as Exhibit 3. The arbitrator's decision shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the decision of the arbitrator in any court having competent jurisdiction.

       14. Notices. Any reports, notices or other communications required or permitted to be given by either party hereto, shall be given in writing by personal delivery, overnight courier service, or by registered or certified mail, postage prepaid, return receipt requested, addressed to each respective party at the address shown below:

       If to AVANIR:

                 AVANIR Pharmaceuticals
                 11388 Sorrento Valley Road
                 San Diego, California  92121
                 Fax: (858) 658-7455
                 Attn: Chairman of the Board

       If to Employee:

                 Gerald J. Yakatan, Ph.D.

                 13813 Boquita Drive
                 Del Mar, California 92014
                 Fax: (858) 455-8047


       15. Notice of Termination. Any purported termination of Employment by the Company or the Employee shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. For purposes of this Agreement, no such purported termination of employment shall be effective without delivery of such a Notice of Termination.

       16. General Provisions.

              a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

              b. Assignment. Employee may not assign, pledge or encumber his interest in this Agreement or any part thereof.

              c. No Waiver of Breach. The failure to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent a party thereafter from enforcing the provision or any other provision of this Agreement. The rights granted the parties are cumulative, and the election of one shall not constitute a waiver of such party's right to assert all other legal and equitable remedies available under the circumstances.

              d. Severability. The provisions of this Agreement are severable, and if any provision shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts of this Agreement, shall not be affected.

              e. Entire Agreement. This Agreement and the exhibits hereto constitute the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations, agreements and understandings between the parties, whether oral or written.

              f. Fees and Expenses. If any proceedings is brought for the enforcement or interpretation of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and other costs incurred in that proceeding (including, in the case of an arbitration, arbitration fees and expenses), in addition to any other relief to which such party may be entitled.

              g. Modifications and Waivers. No modification or waiver of this Agreement shall be valid unless in writing, signed by the party against whom such modification or waiver is sought to be enforced.

              h. Amendment. This Agreement may be amended or supplemented only by a writing signed by both of the parties hereto.

              i. Duplicate Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original; provided, however, such counterparts shall together constitute only one agreement.

              j. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

              k. Drafting Ambiguities. Each party to this Agreement and its counsel have reviewed and revised this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any of the amendments to this Agreement.

       EXECUTED at San Diego, California, this 29th day of November, 2001.



                                            AVANIR PHARMACEUTICALS


Dated: 11/29/01                             By:  /s/ James B. Glavin
                                                ---------------------------
                                                     James B. Glavin


                                            EMPLOYEE


Dated: 11/29/01                             /s/ Gerald J. Yakatan, Ph.D.
                                            -------------------------------
                                                Gerald J. Yakatan, Ph.D.



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


                                    EXHIBIT 2

                                 GENERAL RELEASE

       This GENERAL RELEASE ("Release"), is made this ___ day of ____________, 20__ (the "Effective Date") by Gerald J. Yakatan, Ph.D. ("Employee") in favor of AVANIR PHARMACEUTICALS, a California Corporation ("the Company").

                                    RECITALS

       A. On November __, 2001, the parties hereto entered into an Employment Agreement ("Agreement") pursuant to which the parties agreed that, among other things, upon (i) a termination without "Cause" or (ii) a termination resulting from "Change in Control," Employee would become eligible for severance payments for a period of 12 months from the date of termination of his Employment ("Termination Date") in exchange for Employee's release of the Company and its subsidiaries and affiliates from all claims which Employee may have against the Company and its subsidiaries and affiliates as of the Termination Date.

       B. The parties desire to dispose of, fully and completely, all claims which Employee may have against the Company and its subsidiaries and affiliates in the manner set forth in this Release.

       NOW, THEREFORE, in consideration of the severance payments referenced above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee hereby agrees as follows:

       1. Release. Employee, for himself and his heirs, successors and assigns, fully and forever releases, relinquishes, acquits and discharges the Company, its officers, directors, employees, shareholders, attorneys, accountants, other professionals, insurers and agents of the other (collectively "Agents"), and all entities related to each party, including, but not limited to, heirs, executors, administrators, personal representatives, assigns, parent, subsidiary and sister corporations, affiliates, partners and co-venturers (collectively "Related Entities"), from all rights, claims, demands, actions, causes of action, liabilities and obligations of every kind, nature and description whatsoever, Employee now has, owns or holds or has at anytime had, owned or held or may have against the Company, Agents or Related Entities from any source whatsoever, whether or not arising from or related to the facts recited in this Release. Employee specifically releases and waives any and all claims arising under any express or implied contract, rule, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the California

Fair Employment and Housing Act, and the Age Discrimination in Employment Act, as amended ("ADEA").

       2. Section 1542 Waiver. This Release is intended as a full and complete release and discharge of any and all claims that Employee may have against the Company, Agents or Related Entities. In making this Release, Employee intends to release the Company, Agents and Related Entities from liability of any nature whatsoever for any claim of damages or injury or for equitable or declaratory relief of any kind, whether the claim, or any facts on which such claim might be based, is know or unknown to him. Employee expressly waives all rights under
Section 1542 of the Civil Code of the State of California, which Employee understands provides as follows:

              A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

       Employee acknowledges that he may discover facts different form or in addition to those which he now believes to be true with respect to this Release. Employee agrees that this Release shall remain effective notwithstanding the discovery of any different or additional facts.

       3. Waiver of Certain Claims. Employee acknowledges that he has been advised in writing of his right to consult with an attorney prior to executing the waivers set out in this Release, and that he has been given a twenty-one day period in which to consider entering into the release of ADEA claims, if any. In addition, Employee acknowledges that he has been informed that he may revoke a signed waiver of the ADEA claims for up to 7 days after executing this Release.

       4. No Undue Influence. This Release is executed voluntarily and without any duress or undue influence. Employee acknowledges he has read this Release and executed it with his full and free consent. No provision of this Release shall be construed against any party by virtue of the fact that such party or its counsel drafted such provision or the entirety of this Release.

       5. Governing Law. This Release is made and entered into in the State of California and accordingly the rights and obligations of the parties hereunder shall in all respects be construed, interpreted, enforced and governed in accordance with the laws of the State of California as applied to contracts entered into by and between residents of California to be wholly performed within California.

       6. Severability. If any provision of this Release is held to be invalid, void or unenforceable, the balance of the provisions of this Release shall, nevertheless, remain in full force and effect and shall in no way be affected, impaired or invalidated.

       IN WITNESS WHEREOF, the undersigned has executed this Release at San Diego, California as of the date first above written.



                                        -----------------------------
                                        Gerald J. Yakatan, Ph.D.

                                    EXHIBIT 3

                          MUTUAL ARBITRATION AGREEMENT

       This MUTUAL ARBITRATION AGREEMENT ("Agreement"), dated as of November 29, 2001, is made by and between AVANIR Pharmaceuticals, a California corporation ("the Company") and Gerald J. Yakatan, Ph.D. ("Employee") (collectively, the "Parties" or "we").

AGREEMENT TO ARBITRATE CERTAIN DISPUTES AND CLAIMS

       We agree to arbitrate before a neutral arbitrator any and all disputes or claims arising from or relating to Employee's recruitment to or employment with the Company, or the termination of that employment, including claims against any current or former agent or employee of the Company, whether the disputes or claims arise in tort, contract, or pursuant to a statute, regulation, or ordinance now in existence or which may in the future be enacted or recognized, including, but not limited to, the following claims:

       o claims for fraud, promissory estoppel, fraudulent inducement of contract or breach of contract or contractual obligation, whether such alleged contract or obligation be oral, written, or express or implied by fact or law;

       o claims for wrongful termination of employment, violation of public policy and constructive discharge, infliction of emotional distress, misrepresentation, interference with contract or prospective economic advantage, defamation, unfair business practices, and any other tort or tort-like causes of action relating to or arising from the employment relationship or the formation or termination thereof;

       o claims for discrimination, harassment, or retaliation under any and all Federal, state, or municipal statutes, regulations, or ordinances that prohibit discrimination, harassment, or retaliation in employment, as well as claims for violation of any other Federal, state, or municipal statute, regulation, or ordinance, except as set forth herein;

       o claims for non-payment or incorrect payment of wages, commissions, bonuses, severance, employee fringe benefits, stock options and the like, whether such claims be pursuant to alleged express or implied contract or obligation, equity, the California Labor Code, the Fair Labor Standards Act, the Employee Retirement Income Securities Act, and any other Federal, state, or municipal laws concerning wages, compensation or employee benefits; and

       o claims arising out of or relating to the grant, exercise, vesting and/or issuance of equity in the Company or options to purchase equity in the Company.

       We understand and agree that arbitration of the disputes and claims covered by this Agreement shall be the sole and exclusive method of resolving any and all existing and future disputes or claims arising out of Employee's recruitment to or employment with the Company or the termination thereof. We further understand and agree that the following disputes and claims are not covered by this Agreement and shall therefore be resolved in any appropriate forum, including courts of law, as required by the laws then in effect:

       o claims for workers' compensation benefits, unemployment insurance, or state or Federal disability insurance; and

       o claims concerning the validity, infringement, enforceability, or misappropriation of any trade secret, patent right, copyright, trademark, or any other intellectual or confidential property held or sought by Employee or the Company, including claims alleged by Employee or the Company that arise under the Company's Employee Confidentiality and Inventions Agreement.

       Nothing in this Agreement should be interpreted as restricting or prohibiting the Employee from filing a charge or complaint with a Federal, state, or local administrative agency charged with investigating and/or prosecuting complaints under any applicable Federal, state or municipal law or regulation. Any dispute or claim that is not resolved through the Federal, state, or local agency must be submitted to arbitration in accordance with this Agreement.

       FINAL AND BINDING ARBITRATION

       We understand and agree that the arbitration of disputes and claims under this Agreement shall be instead of a trial before a court or jury. We further understand and agree that, by signing this Agreement, we are expressly waiving any and all rights to a trial before a court regarding any disputes and claims which we now have or which we may in the future have that are subject to arbitration under this Agreement.

       ARBITRATION PROCEDURES

       We understand and agree that the arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however, that the Arbitrator shall allow the discovery authorized by California Code of Civil Procedure section 1283.05 or any other discovery required by law in arbitration proceedings. Also, to the extent that any of the National Rules for the Resolution of Employment Disputes or anything in this Agreement conflicts with any arbitration procedures required by applicable law, the arbitration procedures required by applicable law shall govern. Employee and the Company also agree that nothing in this Agreement relieves either of them from any obligation they may have to exhaust certain administrative remedies before arbitrating any claims or disputes under this Agreement.

       We understand and agree that the Arbitrator shall issue a written award that sets forth the essential findings and conclusions on which the award is based. The Arbitrator shall have the authority to award any relief authorized by law in connection with the asserted claims or disputes. The Arbitrator's award shall be subject to correction, confirmation, or vacation, as provided by any applicable law setting forth the standard of judicial review of arbitration awards.

       PLACE OF ARBITRATION

       We understand and agree that the arbitration shall take place in San Diego County, California.

       GOVERNING LAW

       We understand and agree that this Agreement and its validity, construction and performance, as well as disputes and/or claims arising under this Agreement, shall be governed by the laws of California, or Federal law. If both Federal and state law apply to any given dispute or claim, Employee shall have the right to elect the applicable law.

       COSTS OF ARBITRATION

       We understand and agree that the Company shall bear the arbitrator's fee and any other type of expense or cost that Employee would not be required to bear if he or she were free to bring the dispute or claim in court as well as any other expense or cost that is unique to arbitration. We shall each pay our own attorneys' fees incurred in connection with the arbitration, and the arbitrator shall not have authority to award attorneys' fees unless a statute or contract at issue in the dispute authorizes the award of attorneys' fees to the prevailing party, in which case the arbitrator shall have the authority to make an award of attorneys' fees as required or permitted by applicable law. If there is a dispute as to whether the Company or Employee is the prevailing party in the arbitration, the Arbitrator shall decide this issue.

       SEVERABILITY

       We understand and agree that if any term or portion of this Agreement shall, for any reason, be held to be invalid or unenforceable or to be contrary to public policy or any law, then the remainder of this Agreement shall not be affected by such invalidity or unenforceability but shall remain in full force and effect, as if the invalid or unenforceable term or portion thereof had not existed within this Agreement.

       COMPLETE AGREEMENT

       We understand and agree that this Agreement contains the complete agreement between the Company and Employee regarding the subject matter of this Agreement, superseding any and all prior representations and agreements between the Company and Employee, if any, and that it may be modified only in a writing, expressly referencing this Agreement, and signed by Employee and the Chairman of the Board of the Company.

       KNOWING AND VOLUNTARY AGREEMENT

       We understand and agree that we have been advised to consult with an attorney of our own choosing before signing this Agreement, and we have had an opportunity to do so. We agree that we have read this Agreement carefully and understand that by signing it, we are




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


waiving all rights to a trial or hearing before a court or jury of any and all disputes and claims subject to arbitration under this Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement at San Diego, California on the 29th day of November, 2001.




                                       AVANIR PHARMACEUTICALS

                                       By: /s/ James B. Glavin
                                           --------------------------------
                                           James B. Glavin
                                           Chairman of the Board



                                       EMPLOYEE

                                       /s/ Gerald J. Yakatan, Ph.D.
                                       ------------------------------------
                                       Gerald J. Yakatan, Ph.D.


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